Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements and related notes are presented to show the effects of our acquisition of mineral, royalty and overriding royalty interests in Glasscock, Howard, Martin, Midland, Reagan and Upton Counties, Texas.

The pro forma consolidated statements of operations for the year ended December 31, 2016 and the three months ended March 31, 2017 are presented to show the net income (loss) as if the acquisition occurred on January 1, 2016. The pro forma consolidated balance sheet is based on the assumption that the acquisition had occurred on March 31, 2017.

Pro forma data is based on assumptions and includes adjustments as explained in the notes to the unaudited pro forma consolidated financial statements. The pro forma data is not necessarily indicative of the financial results that would have been attained had the purchase occured on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and our Annual Report on Form 10-K for the year ended December 31, 2016 and our quarterly report on Form 10-Q for the quarter ended March 31, 2017.

DORCHESTER MINERALS, L.P.

(A Delaware Limited Partnership)

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31, 2017 Historical	Pro forma Adjustments		March 31, 2017 Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$10,608	614	a	$11,222
Trade and other receivables	4,057	247	b	4,304
Net profits interests receivable - related party	3,133	—		3,133

Total current assets	17,798	861		18,659

Other non-current assets	56	—		56

Property and leasehold improvements - at cost:
Oil and natural gas properties (full cost method)	340,563	22,598	c	363,161
Less accumulated full cost depletion	(289,904)	—		(289,904)

Total	50,659	22,598		73,257

Leasehold improvements	625	—		625
Less accumulated amortization	(616)	—		(616)

Total	9	—		9

Total assets	$68,522	$23,459		$91,981

LIABILITIES AND PARTNERSHIP CAPITAL
Current liabilities:
Accounts payable and other current liabilities	$745	276	d	$1,021
Current portion of deferred rent incentive	9	—		9

Total current liabilities	754	276		1,030

Commitments and contingencies

Partnership capital:
General partner	1,826	—		1,826
Unitholders	65,942	23,183	e	89,125

Total partnership capital	67,768	23,183		90,951

Total liabilities and partnership capital	$68,522	$23,459		$91,981

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DORCHESTER MINERALS, L.P.

(A Delaware Limited Partnership)

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands except Earnings per Unit)

	Year Ended December 31, 2016
	DORCHESTER MINERALS, L.P. Historical	Pro forma Adjustments		DORCHESTER MINERALS, L.P. Pro forma
Operating revenues:
Royalties	$29,750	$726	f	$30,476
Net profits interests	4,824	—		4,824
Lease bonus	2,721	—		2,721
Other	262	—		262

Total operating revenues	37,557	726		38,283

Costs and expenses:
Production taxes	1,360	7	f	1,367
Operating expenses	1,733	5	g	1,738
Depletion and amortization	8,507	2,029	h	10,536
General and administrative expenses	4,990	—		4,990

Total costs and expenses	16,590	2,041		18,631

Net earnings	$20,967	$(1,315)		$19,652

Allocation of net earnings:
General partner	$736			$692

Unitholders	$20,231			$18,960

Net earnings per common unit (basic and diluted)	$0.66			$0.59

Weighted average common units outstanding	30,675	1,604	i	32,279

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DORCHESTER MINERALS, L.P.

(A Delaware Limited Partnership)

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands except Earnings per Unit)

	Three Months Ended March 31, 2017
	DORCHESTER MINERALS, L.P. Historical	Pro forma Adjustments		DORCHESTER MINERALS, L.P. Pro forma
Operating revenues:
Royalties	$10,623	$369	f	$10,992
Net profits interests	1,660	—		1,660
Lease bonus	30	—		30
Other	414	—		414

Total operating revenues	12,727	369		13,096

Costs and expenses:
Production taxes	439	18	f	457
Operating expenses	548	1	g	549
Depletion and amortization	1,755	713	h	2,468
General and administrative expenses	1,463	—		1,463

Total costs and expenses	4,205	732		4,937

Net earnings	$8,522	$(363)		$8,159

Allocation of net earnings:
General partner	$300			$288

Unitholders	$8,222			$7,871

Net earnings per common unit (basic and diluted)	$0.27			$0.24

Weighted average common units outstanding	30,675	1,604	i	32,279

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated statements of operations are based on our audited consolidated financial statements for the year ended December 31, 2016 and our unaudited consolidated financial statements for the three months ended March 31, 2017.

Balance Sheet

a	Cash received in the transaction.

b	Estimated trade receivables assumed in the transaction.

c	Purchase of properties for i) 1,604,343 common units less ii) cash received and trade receivables assumed plus iii) ad valorem liabilities assumed and estimated transaction costs.

d	Estimated transaction costs and ad valorem expense.

e	1,604,343 common units at the closing price on June 30, 2017 of $14.45 per unit.

Income Statements

f	Oil and gas revenues and production taxes for the period indicated based on historical cash receipts for the properties.

g	Estimated ad valorem expense assumed in the transaction.

h	Increased depletion associated with properties acquired for the period indicated.

i	Common Units issued in the transaction.